EX-99.B(h)ssaexc

EXHIBIT C

		Bond or
Name of Bond		Policy No.	Insurer
------------		---------	-------
Investment Company		87015107B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$31,320,000
Audit Expense	50,000
On Premises	31,320,000
In Transit	31,320,000
Forgery or Alteration	31,320,000
Securities	31,320,000
Counterfeit Currency	31,320,000
Uncollectible Items of
Deposit		25,000
Phone-Initiated Transactions	31,320,000
Computer Security	31,320,000

Directors and Officers/		87015107D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$30,000,000		Company

Blanket Lost Instrument Bond (Mail Loss)		30S100639551	Travelers

Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective December 31, 2007